CONSENT OF GUARANTOR

     FOREST CITY ENTERPRISES, INC., an Ohio corporation, Guarantor under that certain Guaranty of Payment of Debt issued on or about December 10, 1997, as amended (the "Guaranty of Payment of Debt") to and in favor of the Agents and the Banks in respect of, inter alia., the indebtedness of FOREST CITY RENTAL PROPERTIES CORPORATION under the Credit Agreement referenced in the foregoing Second Amendment to Credit Agreement, hereby acknowledges that it consents to the foregoing Second Amendment to Credit Agreement and confirms and agrees that its Guaranty of Payment of Debt, as amended to the date hereof, is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to the foregoing Second Amendment to Credit Agreement.

Dated: March 6, 1998                  FOREST CITY ENTERPRISES, INC.


                                       By:     Thomas G. Smith
                                       Title:  Chief Financial Officer,
                                               Senior Vice President & Secretary

                                    EXHIBIT A


               Bank                                               Maximum Amount

KeyBank National Association                                      $40,000,000.00
National City Bank                                                 40,000,000.00
The Huntington National Bank                                       32,500,000.00
First Merit Bank                                                   22,500,000.00
Comerica Bank                                                      18,000,000.00
Credit Lyonnais                                                    18,000,000.00
Star Bank                                                          18,000,000.00
Manufacturers and Traders Trust
   Company                                                         18,000,000.00
U.S. Bank National Association                                     18,000,000.00

     TOTAL                                                       $225,000,000.00

                 SECOND AMENDMENT TO GUARANTY OF PAYMENT OF DEBT


     This SECOND AMENDMENT TO GUARANTY OF PAYMENT OF DEBT ("Second Amendment to Guaranty") is made and entered into as of this 6th day of March, 1998 by and among FOREST CITY ENTERPRISES, INC., an Ohio corporation ("Guarantor'), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the "Agent"), NATIONAL CITY BANK, as Syndication Agent (the "Syndication Agent" and, together with the Agent, the "Agents") and the banks from time to time party hereto (the "Banks"),

                              W I T N E S S E T H;

     WHEREAS, Forest City Rental Properties Corporation (the "Borrower"), the Banks other than U.S. Bank National Association (the "Original Banks"), and the Agents previously entered into a certain Credit Agreement dated as of December 10, 1997 (the "Original Credit Agreement");

     WHEREAS, the Banks required, as a condition to entering into the Original Credit Agreement, that the Guarantor execute and deliver to the Agents and the Original Banks a certain Guaranty of Payment of Debt, dated December 10, 1997, (the "Original Guaranty") and the Guarantor agreed to and did execute and deliver the Original Guaranty to the Agents and the Original Banks; and

     WHEREAS, the Borrower, the Banks, and the Agents have also previously entered into a First Amendment to Credit Agreement, dated as of January 20, 1998 (together with the Original Credit Agreement, the "Credit Agreement");

     WHEREAS, the Banks required, as a condition to entering into the First Amendment to Credit Agreement, that the Guarantor execute and deliver to the Agents and the Banks a certain First Amendment to Guaranty of Payment of Debt, dated January 20, 1998 (together with the Original Guaranty, the "Guaranty") and the Guarantor agreed to and did execute and deliver the First Amendment to Guaranty of Payment of Debt to the Agents and the Original Banks;

     WHEREAS, as set forth in the letter agreement among the Borrower, the Parent, the Banks, and the Agents, dated February 25, 1998, (the "Letter Agreement") the Borrower and the Guarantor have requested that the Banks and the Agents agree to certain amendments to the Credit Agreement and to the Guaranty, relating to the indebtedness to be evidenced by the Senior Notes (as hereinafter defined), proposed to be issued by the Guarantor, which indebtedness is not permitted by the terms of the Guaranty;

     WHEREAS, as set forth in the Letter Agreement, the Banks and the Agents are willing to amend the Credit Agreement and the Guaranty, on the respective terms and conditions set forth in the Second Amendment to Credit Agreement of even date herewith and set forth herein, respectively, which conditions include, without limitation, that the Guarantor enters into this Second Amendment to Guaranty, and such terms and conditions are agreeable to the Guarantor.

     NOW, THEREFORE, it is mutually agreed as follows:

     1. AMENDMENTS TO SECTION 1 OF THE GUARANTY. In order to facilitate the addition of defined terms to Section 1 of the Guaranty, Section 1 of the Guaranty is hereby amended by deleting the subsection numbers set forth therein (e.g., 1.1, 1.2, etc.) and by ending each defined term with a period rather than a comma, with no change to the text of the defined terms set forth in such subsections except as provided below in this Second Amendment to Guaranty. Any new defined terms added by this Second Amendment to Guaranty shall be inserted in Section 1 so as to maintain the list of defined terms in Section 1 in alphabetical order.

     (a) ADDITION OF DEFINITION OF "CAPITAL STOCK". Section 1 of the Guaranty is hereby amended by adding thereto the following definition of "Capital Stock":

                           The term "Capital Stock" of any Person as used herein shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or other equity participations or interests including, without limitation, partnership interests, whether general or limited, and membership interests, whether of managing or non-managing members, of such Person.

     (b) ADDITION OF DEFINITION OF "DISTRIBUTIONS". Section 1 of the Guaranty is hereby amended by adding thereto the following definition of "Distributions":

"Distributions" shall have the meaning set forth in Section 9.13(e) hereof.

     (c) AMENDMENT TO DEFINITION OF "DIVIDENDS". Section 1 of the Guaranty is hereby amended by deleting the definition of "Dividends" set forth therein and replacing it with the following:

                           "Dividends" shall include all dividends (in cash or otherwise) declared and/or paid, capital returned, and other distributions of any kind made on any share of Capital Stock outstanding at the time.

     (d) ADDITION OF DEFINITION OF "FINAL DRAFTS". Section 1 of the Guaranty is hereby amended by adding thereto the following definition of "Final Drafts":

     "Final Drafts" shall have the meaning set forth in Section 9.10(h)(i) hereof.

     (e) ADDITION OF DEFINITION OF "INDENTURE". Article I of the Guaranty is hereby amended by adding thereto the following definition of "Indenture":

                           "Indenture" shall mean the indenture relating to the Senior Notes, in the form attached to the Credit Agreement as Exhibit G; provided, however, that the indenture may be modified to insert pricing information in the various blanks without the consent of any Bank; provided, further, however, that the maturity date of the Senior Notes shall be at least ten (10) years after the issuance date of the Senior Notes, the interest payments shall be not less frequently than semi-annually, and there shall be no change in any redemption provisions included therein, nor shall any additional redemption provisions be added (other than insertion of the redemption dates and prices, provided, however, that the lockout periods for optional redemptions, which are specified in the Indenture to end on March ___, 2003 and on March ___, 2001, shall not be decreased); provided, however, that, from and after the issuance of the Senior Notes, the term "Indenture" shall mean the Final Draft thereof.

     (f) ADDITION OF DEFINITION OF "PAYMENT DEFAULT". Section 1 of the Guaranty is hereby amended by adding thereto the following definition of "Payment Default":

                           "Payment Default" shall mean any failure by the Borrower or the Guarantor to make payment of principal of, or interest on, any Note (as defined in the Credit Agreement), or any other charge provided hereunder or under the Credit Agreement, when due and payable, whether at maturity or by acceleration.

     (g) ADDITION OF DEFINITION OF "PERMITTED DISTRIBUTIONS". Section 1 of the Guaranty is hereby amended by adding thereto the following definition of "Permitted Distributions":

     "Permitted Distributions" shall have the meaning set forth in Section 9.13(e) hereof.

     (h) ADDITION OF DEFINITION OF "PERSON". Section 1 of the Guaranty is hereby amended by adding thereto the following definition of "Person":

     "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental or political subdivision or an agency or instrumentality thereof.

     (i) ADDITION OF DEFINITION OF "SECOND AMENDMENT EFFECTIVE DATE". Section 1 of the Guaranty is hereby amended by adding thereto the following definition of "Second Amendment Effective Date":

     "Second Amendment Effective Date" shall have the meaning set forth in the Credit Agreement.

     (j) ADDITION OF DEFINITION OF "SENIOR NOTES". Section 1 of the Guaranty is hereby amended by adding thereto the following definition of "Senior Notes":

                           "Senior Notes" shall mean the senior notes of the Guarantor, in the original principal amount not to exceed $200,000,000, to be issued under the terms of the Final Draft of the Indenture; provided, however, that, from and after the issuance of the Senior Notes, the term "Senior Notes" shall mean the Final Draft thereof.

     2. AMENDMENT TO SECTION 2 OF THE GUARANTY. Section 2 of the Guaranty is hereby amended by deleting the second sentence therein and replacing it with the following sentence:

         The Agreement provides, on and subject to certain conditions therein set forth, for Additional Term Loans and Revolving Loans by the Banks to the Borrower up to an aggregate maximum principal amount of Two Hundred Twenty-Five Million Dollars ($225,000,000).

     3. AMENDMENT TO SECTION 9.2(c) of the Guaranty. Section 9.2(c) of the Guaranty is hereby amended by adding the following proviso to the end thereof :

         ; provided, however, that, notwithstanding the foregoing, the Guarantor shall not make any payment on account of the Senior Notes in the event of and during the continuance of any Payment Default under the Credit Agreement or this Guaranty.

     4. AMENDMENT TO SECTION 9.5 OF THE GUARANTY. Section 9.5 of the Guaranty is hereby amended by adding the words "(including, without limitation, any default under the Senior Notes, the indenture or any other document relating thereto (after giving effect to any applicable grace period))" after the word "hereunder" in the third line of Section 9.5, and by adding the following sentence to the end of Section 9.5:

         Further, the Guarantor shall notify the Banks not less than thirty (30) days in advance of entering into any proposed amendment or modification of the Final Drafts of the Senior Notes or the Indenture, whether or not the Guarantor believes that the consent of the Required Banks is needed therefor pursuant to Section 9.10(h) of this Guaranty.

     5. AMENDMENT TO SECTION 9.10 of the Guaranty. Section 9.10 of the Guaranty is hereby amended by deleting ", or" at the end of paragraph (g)(vi), by adding the following new paragraph (h) thereto:

     (h) any indebtedness or obligations of the Guarantor under the Senior Notes; provided that

     (i) the Senior Notes are issued by the Guarantor not later than August 28, 1998, and provided, further, that the final drafts of the Senior Notes and the Indenture, as in effect and utilized at the time of issuance of the Senior Notes, contain no change of a material nature as compared to the indenture in the form attached to the Credit Agreement as Exhibit G without the prior written consent of the Banks, other than as to the insertion of pricing information in the various blanks, which pricing information may be inserted without the consent of any Bank; provided, however, that the maturity date of the Senior

         Notes shall be at least ten (10) years after the issuance date of the Senior Notes, the interest payments shall be not less frequently than semi-annually and there shall be no change in any redemption provisions included therein, nor shall any additional redemption provisions be added (other than insertion of the redemption dates and prices, provided, however, that the lockout periods for optional redemptions, which are specified in the Indenture to end on March ___, 2003 and on March ___, 2001, shall not be decreased) (such Senior Notes and Indenture, conforming with the provisions of this subparagraph 9.10(h)(i), are referred to as the "Final Drafts");

                  (ii) The Senior Notes or the Indenture may not provide that an Event of Default under the Credit Agreement or this Guaranty constitutes a default under the Senior Notes or the Indenture, except in the case of an Event of Default that results in the acceleration of the payment of the Debt or constitutes the failure to pay the Debt when due after acceleration or maturity; and

                  (iii) the Senior Notes or the Indenture shall not be amended or modified after the issuance of the Senior Notes without the prior written consent of the Required Banks, other than amendments or modifications that do not adversely affect the Credit Agreement and the Guaranty or their relationship to the Senior Notes or the Indenture, or and by re-lettering old paragraph (h) as paragraph (i).

     5. AMENDMENT TO SECTION 9.13(b) OF THE GUARANTY. Section 9.13(b) of the Guaranty is hereby amended by adding the following proviso to the end thereof:

         ; provided, however, that, notwithstanding the foregoing, the Guarantor shall not make any payment on account of the Senior Notes in the event of and during the continuance of any Payment Default under the Credit Agreement or this Guaranty,.

     6. ADDITION OF SECTIONS 9.13(d), (e), AND (f) TO THE GUARANTY. Section 9.13 of the Guaranty is hereby amended by replacing the period at the end thereof with a comma, and adding the following new paragraphs (d), (e), and (f) thereto:

                           (d) The Guarantor shall not directly or indirectly exercise its optional redemption rights, under the terms of the Senior Notes or the Indenture, to redeem the Senior Notes before the maturity date of the Senior Notes, or to deposit monies or other assets with the trustee under the Indenture for the Senior Notes for the payment of the Senior Notes or the release of restrictive covenants thereunder, by defeasance, without in each case the prior written consent of the Required Banks,

                           (e) In the event of and during the continuance of any Event of Default under the Credit Agreement or under this Guaranty other than a Payment Default, the Guarantor shall not cause the Borrower to declare, pay, or make, and shall not accept payment of, any Dividends in respect of Capital Stock of the Borrower, or, notwithstanding any other provision of the Credit Agreement or this Guaranty to the contrary, any loans or advances to the Guarantor, (any such Dividends or loans are referred to herein as "Distributions") in excess of the sum of the amounts sufficient to pay, when due, all interest payments in respect of the Senior Notes and the amounts sufficient to pay, when due, all taxes of the Guarantor (collectively, "Permitted Distributions"); provided, however, that any Permitted Distributions shall be applied by the Guarantor strictly to the permitted uses specified above, and

                           (f) Notwithstanding the provisions of Section 9.13(e) of this Guaranty, in the event of and during the continuance of any Payment Default, the Guarantor shall not cause the Borrower to pay or make, and shall not accept payment of, any Distributions.

     7. AMENDMENT TO SECTION 10(d) OF THE GUARANTY. Section 10(d) of the Guaranty is hereby amended by adding the following proviso prior to the word "or" at the end thereof:

         ; provided, however, that it shall be an Event of Default hereunder if any default occurs (after giving effect to any applicable grace period) under the Senior Notes permitted by Section 9.10(h) of this Guaranty, or under the Indenture,.

     8. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Agents and each of the Banks as follows:

     (a) SENIOR NOTES. The Guarantor shall issue the Senior Notes under the terms of the Indenture; the Final Drafts of the Senior Notes and the Indenture shall be in compliance with the requirements of this Second Amendment to Guaranty;

                (b) USE OF NET PROCEEDS OF SENIOR NOTES TO PREPAY LOANS. The Guarantor shall pay to Borrower, as a contribution to capital, the entire net proceeds of the Senior Notes; notwithstanding the provisions of Section 2.01(b) of the Credit Agreement or any other provisions of the Credit Agreement to the contrary, the Guarantor shall cause the Borrower to use a portion of the funds so received by the Borrower immediately to prepay the entire outstanding balance of the Initial Term Loans and the Revolving Loans, in accordance with Section
5.05 of the Credit Agreement;

     (c) USE OF BALANCE OF NET PROCEEDS OF SENIOR NOTES. The Guarantor shall cause the Borrower to use the balance of the entire net proceeds of the Senior Notes for general corporate purposes of the Borrower, including projects under current development;

     (d) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Guarantor in Section 7 of the Original Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof and no Event of Default or Possible Default exists on such date;

     (e) REQUISITE AUTHORITY. The Guarantor has all requisite power and authority to execute and deliver and to perform its obligations in respect of this Second Amendment to Guaranty and each and every other agreement, certificate, or document required to be delivered as a condition precedent to this Second Amendment to Guaranty or to the Second Amendment to Credit Agreement;

     (f) DUE AUTHORIZATION; VALIDITY. The Guarantor has taken all necessary action to authorize the execution, delivery, and performance by it of this Second Amendment to Guaranty and every other instrument, document, and certificate relating thereto. This Second Amendment to Guaranty has been duly executed and delivered and when executed and delivered will be a legal, valid, and binding obligation of the Guarantor enforceable against it in accordance with its terms; and

     (g) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery, and performance of this Second Amendment to Guaranty and the transactions contemplated hereby, except for the registration of the Senior Notes with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and any applicable "Blue Sky" laws.

     9. NO WAIVER. Except as otherwise expressly provided herein, the acceptance, execution, and/or delivery of this Second Amendment to Guaranty of Payment of Debt by the Agents and the Banks shall not constitute a waiver or release of any obligation or liability of the Guarantor under the Guaranty as in effect prior to the effectiveness of this Second Amendment to Guaranty or as amended hereby or waive or release any Event of Default or Possible Default existing at any time.

                 10. CONDITIONS TO CLOSING AND TO EFFECTIVENESS.

     (a) CLOSING CONDITIONS. Except as otherwise expressly provided in this Second Amendment to Guaranty, prior to or concurrently with the execution and delivery of this Second Amendment to Guaranty, and as conditions precedent to the effectiveness of the amendments to the Guaranty provided for herein, the Agents and the Banks and their respective counsel shall have received such opinions of counsel to the Guarantor, certified copies of resolutions of the Boards of Directors of the Guarantor, and such other documents as shall be required by the Agents, the Banks, or their respective counsel to evidence and confirm the due authorization, execution, and delivery of this Second Amendment to Guaranty, all in form and substance satisfactory to the Agents and the Banks and their respective counsel, and all costs, fees, and expenses required by the Second Amendment to Credit Agreement to have been paid by the Borrower in connection with the Second Amendment to Credit Agreement and/or this Second Amendment to Guaranty shall have been paid.

     (b) FURTHER CONDITIONS TO EFFECTIVENESS OF SECOND AMENDMENT TO CREDIT AGREEMENT. As further conditions precedent to the effectiveness of the amendments to the Guaranty provided for herein, the following actions shall be taken, all in form and substance satisfactory to the Agents and the Banks and their respective counsel:

     (i) FINAL DRAFTS OF SENIOR NOTES DOCUMENTS. The Guarantor shall have delivered or caused to be delivered to the Agent and the Banks a true and complete copy of the Final Drafts of the Senior Notes and the Indenture;

     (ii) ISSUANCE OF SENIOR NOTES, ETC. The Guarantor shall have completed the issuance of the Senior Notes not later than August 28, 1998; the Guarantor immediately thereafter shall have paid to the Borrower, as a contribution to capital, the entire net proceeds of the Senior Notes; the Borrower immediately thereafter shall have paid a portion of the contribution so received to the Banks, to pre-pay the entire outstanding balance of the Initial Term Loans and the Revolving Loans, in accordance with the pre-payment provision of the Credit Agreement;

     (iii) CERTIFICATION OF COMPLIANCE. The Agents and the Banks shall have received a certification by the Chief Financial Officer, or in his or her absence, another officer designated by the Chief Financial Officer, confirming that all of the requirements set forth above in this Section 10(b) have been met;

     (v) UPDATED CLOSING DOCUMENTS. To the extent required by the Agents, the Guarantor shall deliver or cause to be delivered to the Agents and the Banks updated forms of the closing documents listed in Section 10(a) of this Second Amendment to Guaranty, all in form and substance satisfactory to the Agents and the Banks and their respective counsel; and

     (vi) PAYMENT OF FEES TO BANKS. The Borrower shall have paid to the Agents and the Banks all costs, fees, and expenses incurred by them through the Second Amendment Effective Date in connection with the confirmation of the effectiveness of the Second Amendment to Credit Agreement and this Second Amendment to Guaranty (including, without limitation, legal fees and expenses of Thompson Hine & Flory LLP).

The date on which the  conditions  set forth in Section  10(a) and above in this
Section 10(b) have been satisfied is referred to herein as the "Second Amendment Effective Date". Notwithstanding any other provision of this Second Amendment to Guaranty to the contrary, in the event that the Second Amendment Effective Date has not occurred by August 28, 1998, then this Second Amendment to Guaranty shall be null and void thereafter, except that Borrower's obligation to pay the costs, fees, and expenses referred to in Sections 10(a) and (b) shall survive until satisfied in full.

                11. DEFINITIONS; CONSEQUENCES OF DELAY IN SECOND AMENDMENT EFFECTIVE DATE UNTIL AFTER THE SECOND AMENDMENT CLOSING DATE. Capitalized terms used in this Second Amendment to Guaranty that are defined in the Credit Agreement or the Guaranty shall have the respective meanings ascribed to them in the Credit Agreement or the Guaranty, as the case may be, with the amendments to and additions of capitalized terms set forth in the Second Amendment to Credit Agreement or in this

Second Amendment to Guaranty, as the case may be, effective upon the Second Amendment Effective Date. Notwithstanding the foregoing and the delay otherwise in the effectiveness of this Second Amendment to Guaranty until the satisfaction of all of the conditions set forth in Section 10(a) and (b) of this Second Amendment to Guaranty, the amendments to capitalized terms previously included in the Credit Agreement that are set forth in the Second Amendment to Credit Agreement and those that were previously included in the Guaranty that are set forth in this Second Amendment to Guaranty, and the defined terms newly added to the Credit Agreement by the Second Amendment to Credit Agreement or newly added to the Guaranty by this Second Amendment to Guaranty, as the case may be, shall be effective from and after the Second Amendment Closing Date for purposes of the use of such capitalized or defined terms in Sections 2, 8, 9, 10, 11, and 12 hereof. In the event that the Second Amendment Effective Date does not occur by August 28, 1998, then this Second Amendment shall be null and void for all purposes, other than as to the obligation of Borrower to pay the fees and expenses referred to in Section 10(a) and (b) of this Second Amendment to Guaranty, which obligation shall survive until satisfied in full.

     12.  CONFIRMATION  OF GUARANTY.  The  Guarantor  hereby  confirms  that the
Guaranty is in full force and effect on the date hereof and that, upon the amendment herein provided becoming effective, the Guaranty will continue in full force and effect in accordance with its terms, as hereby amended.

     IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this Second Amendment to Guaranty of Payment of Debt to be executed and delivered as of the date first above written.

                             FOREST CITY ENTERPRISES, INC.

                             By:      Thomas G. Smith
                             Title:   Chief Financial Officer,
                                      Senior Vice President and Secretary


                             KEYBANK NATIONAL ASSOCIATION,
                                Individually and as Administrative Agent

                             By:      Michael D. Mitro
                             Title:   Vice President


                             NATIONAL CITY BANK, Individually and as
                                       Syndication Agent

                             By:      Anthony DiMare
                             Title:   Senior Vice President

                             THE HUNTINGTON NATIONAL BANK

                             By:      James R. Logan
                             Title:   Senior Vice President


                             FIRST MERIT BANK

                             By:      John F. Neumann
                             Title:   Vice President


                             COMERICA BANK

                             By:      David J. Campbell
                             Title:   Vice President

                             CREDIT LYONNAIS

                             By:      Greg Allen
                             Title:   Vice President


                             STAR BANK

                             By:      Perry D. Quick
                             Title:   Vice President


                             MANUFACTURERS AND TRADERS
                                 TRUST COMPANY

                             By:      Kevin B. Quinn
                             Title:   Assistant Vice President


                             U.S. BANK NATIONAL ASSOCIATION

                             By:      Peter A. Brockelman
                             Title:   Assistant Vice President





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